UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

INTELLIGENT SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard. Transfer of Listing.

On December 18, 2008, NYSE Alternext US LLC (the “Exchange”) sent a letter to Intelligent Systems Corporation (the “Company”) notifying it that the Company is below certain of the Exchange’s continued listing standards. Specifically, the Exchange notified the Company that it is not in compliance with Part 10 of the Company Guide because the Company’s shareholders’ equity is below $4,000,000 and the Company has sustained losses in three out of four of its most recent fiscal years.

In order to maintain listing of our Common Stock on the Exchange, we have the opportunity to submit a plan by January 19, 2009, advising the Exchange of the Company’s plan to regain compliance with Part 10 of the Company Guide. The plan must provide for the Company to be back in compliance by June 18, 2010.

The Exchange will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards by June 18, 2010. If the Exchange accepts our plan, we may be able to continue our listing during the plan period, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If the Exchange does not accept our plan, we do not submit a plan, we fail to make progress consistent with our plan, or if we are not in compliance by the end of the 18 month period, the Exchange may initiate delisting proceedings with respect to our Common Stock. We may appeal any Exchange staff determination to initiate delisting proceedings with respect to our Common Stock.

We presently intend to submit such a plan for the Exchange to review by January 18, 2009. Our Common Stock continues to trade on the Exchange; however, our trading symbol will remain the same but will have an indicator .BC added as an extension to signify our noncompliance with the continued listing standards. Within five days of the December 18, 2008 letter from the Exchange, the Company will be included in a list on the Exchange website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on our trading symbol until the Company has regained compliance with all applicable continued listing standards.

Item 7.01. Regulation FD Disclosure.

On December 23, 2008, Intelligent Systems Corporation issued a press release disclosing its receipt of a letter dated December 18, 2008 from the Exchange and noted that is was not in compliance with the Exchange’s continued listing standards. A copy of the December 23, 2008 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press Release issued by Intelligent Systems Corporation dated December 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

INTELLIGENT SYSTEMS CORPORATION
(Registrant)

/s/ Bonnie L. Herron
By: Bonnie L. Herron
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Intelligent Systems Corporation on December 23, 2008

3